UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2023

Casa Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38324	75-3108867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Old River Road Andover, Massachusetts	01810
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (978) 688-6706

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CASA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into Material Definitive Agreements.

On December 27, 2023, Casa Systems, Inc. (the “Company”) and certain of its subsidiaries entered into an amendment (the “Amendment”) to the Superpriority Credit Agreement, dated as of June 15, 2023 (as amended, the “Credit Agreement,” and as amended by the Amendment, the “Amended Credit Agreement”), with certain lenders party thereto (each, a “Lender”), whereby the Credit Agreement was amended to extend the date by which certain liquidity covenants apply to the Company. Pursuant to the Amendment, the Company also agreed to provide certain additional financial reporting to the Lenders. Each Lender party to the Credit Agreement, which collectively constitute the Required Lenders (as defined in the Amended Credit Agreement), has consented to the Amendment.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the complete terms and conditions as set forth in the Amendment, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2023.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On December 21, 2023, the Board of Directors (the “Board”) of the Company voted to increase the size of the Board from eight to nine directors and, on December 27, 2023 (the “Appointment Date”), appointed Harvey L. Tepner to fill the newly created vacancy, effective immediately. Mr. Tepner was designated as a Class II director in accordance with the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws to serve a term expiring at the Company’s 2025 Annual Meeting of Stockholders or until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. Mr. Tepner has not yet been appointed to any committee of the Board.

Harvey L. Tepner, age 67, is an independent corporate director, strategic advisor, restructuring expert, and private investor. He is a former senior executive of WL Ross & Co., an alternative asset manager and private equity firm, and was a general partner of the WL Ross private equity funds. Prior to WL Ross, Mr. Tepner spent more than 20 years as an investment banker at Rothschild & Co., Dillon, Read & Co., Loeb Partners and Compass Advisors. He began his career with PricewaterhouseCoopers in Toronto. Mr. Tepner has a B.A. from Carleton University, an MBA from Cornell University, and is a Chartered Accountant/CPA (Canada).

Mr. Tepner serves on the board of Bird Global, Inc. (OTC: BRDSQ) and several other private companies. Over the preceding five years, Mr. Tepner has served on the boards of several public and private companies including Alpha Natural Resources Holdings, Inc., Clear Channel Outdoor Holdings, Inc., Contura Energy Inc., Core-Mark Holding Company, Inc., Exide Holdings, Inc., Nine West Holdings, Inc., and Serta Simmons Bedding, LLC.

In connection with Mr. Tepner’s appointment, on the Appointment Date, the Company entered into an Independent Director Agreement (“Director Agreement”) with Mr. Tepner. Pursuant to the Director Agreement, Mr. Tepner agreed to act as a Director of the Company and to perform the duties consistent with such position pursuant to the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws, and any additional codes, guidelines or policies of the Company that may be effective now or in the future, including serving on such committees as determined by the Board and accepted by Mr. Tepner. The Director Agreement may be terminated by either party at any time, effective immediately upon written notice to the other party.

The Director Agreement provides that Mr. Tepner shall receive a monthly cash payment of $35,000 for each month that he serves on the Board and a cash payment of $5,000 for each day in which he is required to spend more than four hours addressing matters that are outside of routine Board matters. The Company also agreed to reimburse Mr. Tepner for all reasonable and documented out-of-pocket expenses incurred by him in carrying out his duties as a director. The Company also agreed to pay up to $10,000 of attorneys’ fees incurred by independent counsel engaged by Mr. Tepner in connection with a review of the Director Agreement, Indemnification Agreement (as defined below), any associated agreements, and the Company’s directors’ and officers’ liability insurance policy. The Director Agreement also requires the Company to maintain a minimum level of directors’ and officers’ liability insurance.

The Director Agreement contains customary confidentiality provisions, customary representations and warranties by the parties and other customary miscellaneous provisions.

In connection with Mr. Tepner’s appointment and pursuant to the Director Agreement, on the Appointment Date, the Company also entered into an indemnification agreement (“Indemnification Agreement”) with Mr. Tepner. Pursuant to the terms of the Indemnification Agreement, the Company may be required, among other things, to indemnify Mr. Tepner for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as a director of the Company.

There are no family relationships between Mr. Tepner and any director or executive officer of the Company, and except as described above, there are no arrangements or understandings between Mr. Tepner and any other person pursuant to which he was elected as a director or transactions in which Mr. Tepner has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Director Agreement and Indemnification Agreement is not complete and is qualified in its entirety by reference to the complete terms and conditions as set forth in the Director Agreement and Indemnification Agreement, each of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASA SYSTEMS, INC.

Date: December 29, 2023	By:	/s/ Michael Glickman
Michael Glickman President and Chief Executive Officer